FOR IMMEDIATE RELEASE

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE FOURTH FISCAL QUARTER AND FISCAL YEAR ENDED SEPTEMBER 30, 2010

Philadelphia, PA, December 6, 2010 - Resource America, Inc. (NASDAQ: REXI) (the "Company”) reported adjusted income from continuing operations attributable to common shareholders, a non-GAAP measure, of $959,000, or $0.05 per common share-diluted, and $1.5 million, or $0.08 per common share-diluted, for the fourth fiscal quarter and fiscal year ended September 30, 2010, as compared to an adjusted loss from continuing operations attributable to common shareholders of $428,000, or $0.02 per common share-diluted, and $17.4 million, or $0.94 per common share-diluted, for the fourth fiscal quarter and fiscal year ended September 30, 2009, respectively.  A reconciliation of the Company’s reported GAAP (loss) income from continuing operations attributable to common shareholders to adjusted income (loss) from continuing operations attributable to common shareholders, a non-GAAP measure, is included as Schedule I to this release.

For the fourth fiscal quarter and fiscal year ended September 30, 2010, the Company reported a GAAP loss from continuing operations attributable to common shareholders of $8.5 million, or $0.44 per common share-diluted, and $14.1 million, or $0.74 per common share-diluted, respectively, as compared to GAAP income from continuing operations attributable to common shareholders of $404,000, or $0.02 per common share-diluted, and a GAAP loss from continuing operations attributable to common shareholders of $14.5 million, or $0.78 per common share-diluted, for the fourth fiscal quarter and fiscal year ended September 30, 2009, respectively.

The GAAP loss from continuing operations attributable to common shareholders for the fourth fiscal quarter and fiscal year ended September 30, 2010 was primarily the result of losses generated from the Company’s commercial finance operations and deferred tax asset adjustments. Schedule I reflects the removal of the Company’s commercial finance operations and deferred tax asset adjustments from (loss) income from continuing operations attributable to common shareholders.

Jonathan Cohen, CEO and President, commented, “We are pleased with our current financial and operational position.  We are enthusiastic about the opportunities ahead.  Financially, our liquidity and debt levels have dramatically improved.  Operationally, since the financial crisis of 2008-2009, we have now substantially repositioned our three core businesses. In real estate, we continue to grow through (i) the recent launch of our Resource Real Estate REIT, (ii) our continued distressed investing through our institutional joint venture and (iii) the growth of Resource Capital Corp (NYSE: RSO) which we manage.  In our financial fund management business, we have returned to profitability and are starting to grow revenues and profits in our core asset managers. At LEAF, our equipment leasing business, we think the opportunities are great to grow our origination and servicing platform and expand our vendor program business. We are actively pursuing ways to provide the capital and structure to make that happen soon.  In the partnership management part of LEAF’s business, we continue to manage over $700 million of assets for four funds and have been able to securitize over 80% of those assets in the last few months and expect to do the rest shortly.”

Assets Under Management

The following table sets forth information relating to our assets under management by operating segment, which decreased by $1.1 billion (8%) from September 30, 2009 to November 30, 2010:

	At November 30,	At September 30,
	2010	2009
Financial fund management	$ 10.3 billion	$ 10.7 billion
Real estate	1.6 billion	1.7 billion
Commercial finance	0.8 billion	1.4 billion
	$ 12.7 billion	$ 13.8 billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

Book Value

As of September 30, 2010, the Company’s book value per common share was $7.21.  Total stockholders’ equity was $132.0 million as of September 30, 2010 as compared to $139.8 million as of September 30, 2009.  Total common shares outstanding were 18,301,570 as of September 30, 2010 as compared to 17,991,723 as of September 30, 2009.

Highlights for the Fourth Fiscal Quarter and Fiscal Year Ended September 30, 2010 and Recent Developments

REAL ESTATE:

♦
Fundraising:  Resource Real Estate (“RRE”) filed a $750.0 million registration statement with the Securities and Exchange Commission (“SEC”) on July 7, 2009 for Resource Real Estate Opportunity REIT, Inc. (“RRE Opportunity REIT”), for which RRE is the external manager.  The registration statement became effective in June 2010 and the public offering broke escrow in September 2010. Through December 3, 2010, RRE Opportunity REIT has raised approximately $22.2 million.  Also, during the fiscal year ended September 30, 2010, Resource Capital Corp. (“RCC”) raised over $151 million in equity proceeds through two public follow-on offerings and its dividend reinvestment plan.

♦
Significant Acquisitions:  In September and October 2010, RRE purchased four loans on behalf of RCC from the U.S. Department of Housing and Urban Development for $37.4 million with an existing joint venture partner.  These loans are secured by multifamily rental properties located in Washington DC, Willington and Mansfield Connecticut, and Decatur Georgia. In connection with these purchases, the Company received $377,000 in acquisition fees and will receive asset management and property management fees in the future.

♦
Property Management: Resource Real Estate Management, Inc., the Company’s property management subsidiary, increased the apartment units it manages to 13,522 units at 50 properties as of September 30, 2010 from 12,794 units at 49 properties as of September 30, 2009.

LEASING:

♦
Securitizations: Since May 2010, LEAF Financial Corporation (“LEAF”), on behalf of an affiliate for which it manages leasing portfolios, has completed four securitization transactions totaling $600 million, term funded through the issuance of contract-backed notes. LEAF will continue to service these securitization pools.

♦	Financing: In September 2010, LEAF completed a short-term bridge financing, pursuant to which it may borrow up to $21.5 million as it originates equipment leases and loans.

FINANCIAL FUND MANAGEMENT:

♦
Additional Management Engagements: In November 2010, a subsidiary of Resource Financial Fund Management, Inc. (“RFFM”) was awarded the management contract for an existing $255 million third-party collateralized debt obligation and will receive management fees in the future. In September 2010, a subsidiary of RFFM entered into a sub-advisory agreement to provide management and advisory services to an unrelated third-party for a $400 million loan portfolio. In connection with this agreement, the Company will receive advisory fees in the future.

♦
Increased Revenues.  Financial fund management revenues increased 11% to $8.8 million for the fourth fiscal quarter ended September 30, 2010 as compared to $7.9 million for the fourth fiscal quarter ended September 30, 2009.

CORPORATE:

♦
Decreased Borrowings: As of September 30, 2010, the Company reduced its consolidated borrowings outstanding by $125.3 million, or 65%, to $66.1 million from $191.4 million at September 30, 2009.  This decrease primarily reflects the repayment and termination of the commercial finance credit facility, which had a $136.5 million balance at September 30, 2009.  At September 30, 2010, borrowings include $20.8 million in non-recourse short-term bridge financing for commercial finance, $14.1 million of corporate revolving debt, $14.3 million of senior notes, net of a discount, and $16.9 million of other debt, of which $13.5 million is in mortgage debt secured by the underlying properties.

♦
Dividends.  The Company’s Board of Directors authorized the payment on October 29, 2010 of a $0.03 cash dividend per share on the Company’s common stock to holders of record as of the close of business on October 19, 2010.  RCC paid a cash dividend of $0.25 per common share for its third quarter ended September 30, 2010.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originate, service and manage investment opportunities for its own account and for outside investors in the real estate, commercial finance and financial fund management sectors.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.

A registration statement relating to securities offered by RRE Opportunity REIT was declared effective by the SEC on June 16, 2010.  A written prospectus relating to these securities may be obtained by contacting Chadwick Securities, Inc., 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The remainder of this release contains the Company’s unaudited consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows, and reconciliation of GAAP (loss) income from continuing operations attributable to common shareholders to adjusted income (loss) from continuing operations attributable to common shareholders.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,
	2010	2009
	(unaudited)
ASSETS
Cash	$11,243	$26,197
Restricted cash	12,018	2,741
Receivables	1,671	1,358
Receivables from managed entities and related parties, net	66,416	55,047
Investments in commercial finance - held for investment, net	12,176	2,429
Investments in commercial finance - held for sale, net	−	142,701
Investments in real estate, net	27,114	28,923
Investment securities, at fair value	22,358	19,500
Investments in unconsolidated entities	13,825	16,241
Property and equipment, net	9,984	13,435
Deferred tax assets	43,703	45,656
Goodwill	7,969	7,969
Intangible assets, net	−	3,637
Other assets	5,776	10,006
Total assets	$234,253	$375,840

LIABILITIES AND EQUITY
Liabilities:
Accrued expenses and other liabilities	$38,492	$40,986
Payables to managed entities and related parties	156	1,284
Borrowings	66,110	191,383
Deferred tax liabilities	411	2,046
Total liabilities	105,169	235,699

Commitments and contingencies

Equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 49,000,000 shares authorized; 28,167,909 and 27,757,849 shares issued, respectively (including nonvested restricted stock of 741,086 and 552,461, respectively)	274	272
Additional paid-in capital	281,378	277,944
Accumulated deficit	(37,558)	(22,471)
Treasury stock, at cost; 9,125,253 and 9,213,665 shares, respectively	(99,330)	(100,367)
Accumulated other comprehensive loss	(12,807)	(15,560)
Total stockholders’ equity	131,957	139,818
Noncontrolling interests	(2,873)	323
Total equity	129,084	140,141
	$234,253	$375,840

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
REVENUES:
Real estate	$8,032	$8,156	$31,911	$25,417
Commercial finance	1,853	9,805	23,677	48,767
Financial fund management	8,783	7,930	33,140	33,344
	18,668	25,891	88,728	107,528
COSTS AND EXPENSES:
Real estate	4,681	4,929	20,780	22,038
Commercial finance	4,346	5,115	18,164	25,179
Financial fund management	5,153	4,936	21,028	20,468
General and administrative	3,826	3,320	12,972	14,369
Loss (gain) on sale of leases and loans	392	(238)	8,097	(628)
Impairment of intangibles	2,828	−	2,828	−
Provision for credit losses	1,795	2,959	5,209	8,604
Depreciation and amortization	1,249	1,941	7,842	6,922
	24,270	22,962	96,920	96,952
OPERATING (LOSS) INCOME	(5,602)	2,929	(8,192)	10,576
OTHER (EXPENSE) INCOME:
Total other-than-temporary impairment losses on investment securities	(445)	(577)	(809)	(8,539)
Portion recognized in other comprehensive loss	−	−	−	−
Net other-than-temporary impairment losses recognized in earnings	(445)	(577)	(809)	(8,539)
Loss on sale of loans and investment securities, net	−	−	(451)	(11,588)
Interest expense	(1,894)	(3,242)	(13,086)	(20,199)
Other income, net	645	(68)	2,591	3,156
	(1,694)	(3,887)	(11,755)	(37,170)
Loss from continuing operations before taxes	(7,296)	(958)	(19,947)	(26,594)
Income tax provision (benefit)	2,155	(1,285)	(2,650)	(10,504)
(Loss) income from continuing operations	(9,451)	327	(17,297)	(16,090)
Income (loss) from discontinued operations, net of tax	625	(278)	622	(444)
Net (loss) income	(8,826)	49	(16,675)	(16,534)
Add: Net loss attributable to noncontrolling interests	951	77	3,224	1,603
Net (loss) income attributable to common shareholders	$(7,875)	$126	$(13,451)	$(14,931)

Basic (loss) income per share attributable to common shareholders:
Continuing operations	$(0.44)	$0.02	$(0.74)	$(0.78)
Discontinued operations	0.03	(0.01)	0.03	(0.03)
Net (loss) income	$(0.41)	$0.01	$(0.71)	$(0.81)
Weighted average shares outstanding	19,049	18,654	18,942	18,507

Diluted (loss) income per share attributable to common shareholders:
Continuing operations	$(0.44)	$0.02	$(0.74)	$(0.78)
Discontinued operations	0.03	(0.01)	0.03	(0.03)
Net (loss) income	$(0.41)	$0.01	$(0.71)	$(0.81)
Weighted average shares outstanding	19,049	19,158	18,942	18,507
Amounts attributable to common shareholders:
(Loss) income from continuing operations	$(8,500)	$404	$(14,073)	$(14,487)
Discontinued operations	625	(278)	622	(444)
Net (loss) income	$(7,875)	$126	$(13,451)	$(14,931)

Dividends declared per common share	$0.03	$0.03	$0.09	$0.20

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended September 30,
	2010	2009
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,675)	$(16,534)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on sale of loans and investment securities, net	451	11,588
Net other-than-temporary impairment losses recognized in earnings	3,637	8,539
Depreciation and amortization	12,088	8,876
Provision for credit losses	5,209	8,604
Equity in earnings of unconsolidated entities	(4,870)	(1,279)
Distributions from unconsolidated entities	5,104	6,128
Loss (gain) on sale of leases and loans	8,097	(628)
Gain on sale of assets	(2,420)	(642)
Deferred income tax benefits	(1,733)	(13,249)
Equity-based compensation issued	3,573	4,654
Equity-based compensation received	(1,441)	(867)
Decrease (increase) in commercial finance investments − held for sale	17,603	(37,330)
Changes in operating assets and liabilities	(1,542)	(19,016)
Net cash provided by (used in) operating activities	27,081	(41,156)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(782)	(335)
Payments received on real estate loans and real estate	8,563	10,052
Investments in unconsolidated real estate entities	(1,821)	(4,694)
Purchase of commercial finance assets − held for investment	(11,771)	(41,942)
Payments received on commercial finance assets − held for investment	−	46,246
Purchase of loans and investment	(1,445)	(19,290)
Proceeds from sale of loans and investment securities	4,094	5,367
Principal payments received on loans	−	4,061
Net cash used in investing activities	(3,162)	(535)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	103,401	438,897
Principal payments on borrowings	(128,767)	(395,905)
Repayment from managed entity on RCC lease portfolio purchase	−	4,500
Dividends paid	(1,636)	(3,560)
(Increase) decrease in restricted cash	(9,277)	10,297
Other	(2,594)	(809)
Net cash (used in) provided by financing activities	(38,873)	53,420
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	−	(2)
Financing activities	−	(440)
Net cash used in discontinued operations	−	(442)
(Decrease) increase in cash	(14,954)	11,287
Cash, beginning of year	26,197	14,910
Cash, end of year	$11,243	$26,197

SCHEDULE I

RECONCILIATION OF GAAP (LOSS) INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO
COMMON SHAREHOLDERS TO ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO COMMON SHAREHOLDERS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2010	2009	2010	2009
(Loss) income from continuing operations attributable to common shareholders − GAAP	$(8,500)	$404	$(14,073)	$(14,487)
Adjustments, net of tax:
Loss (income) from commercial finance operations (2)	6,453	(246)	12,523	(2,258)
Deferred tax assets	3,006	(586)	3,008	(643)
Adjusted income (loss) from continuing operations attributable to common shareholders	$959	$(428)	$1,458	$(17,388)

Adjusted weighted average diluted shares outstanding (3)	19,450	18,654	19,290	18,507

Adjusted income (loss) from continuing operations attributable to common shareholders per common share-diluted	$0.05	$(0.02)	$0.08	$(0.94)

(1)
Adjusted income (loss) from continuing operations attributable to common shareholders presents the Company’s operations without the effect of its commercial finance operations. The Company believes that this provides useful information to investors since it allows investors to evaluate the Company’s progress in both its real estate and financial fund management segments during the fiscal year ended September 30, 2010 separately from its commercial finance operations, which have been severely impacted by a reduction in liquidity and lack of availability of credit. Adjusted income (loss) from continuing operations attributable to common shareholders should not be considered as an alternative to (loss) income from continuing operations attributable to common shareholders (computed in accordance with GAAP).  Instead, adjusted income (loss) from continuing operations attributable to common shareholders should be reviewed in connection with (loss) income from continuing operations attributable to common shareholders in the Company’s consolidated financial statements, to help analyze how the Company’s business is performing.

(2)
Loss (income) from commercial finance operations consists of revenues and expenses from commercial finance operations (including loss (gain) from sale of leases and loans, impairment of intangibles, provision for credit losses and depreciation and amortization) net of applicable tax benefits and non-controlling interests.

(3)
Dilutive shares used in the calculation of adjusted income from continuing operations attributable to common shareholders per common share-diluted includes an additional 401,000 and 348,000 shares for the three months and fiscal year ended September 30, 2010, respectively, which were not used in the calculation of GAAP loss from continuing operations attributable to common shareholders per common share-diluted for those periods.